Item 13. (b)

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price U.S. High Yield Fund

In connection with the Report on Form N-CSR for the above named Issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: January 16, 2020	/s/ David Oestreicher
David Oestreicher
Principal Executive Officer

Date: January 16, 2020	/s/ Catherine D. Mathews
Catherine D. Mathews
Principal Financial Officer